EXHIBIT 4.13

Warrant No. 32

COMMON STOCK PURCHASE WARRANT

 ULURU INC.

Warrant Shares:	3,000,000	Issue Date:	December 21, 2012
		Expiration Date:	December 21, 2013

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, IPMD GmbH, and/or its assigns (the “Holder”) is entitled, upon the terms and the conditions hereinafter set forth, at any time on or after that the date that is 180 calendar days after December 21, 2012 (the “Issue Date”) and on or prior to December 21, 2013 (the “Expiration Date”) but not thereafter, to subscribe for and purchase from ULURU Inc., a Nevada corporation (the “Company”), up to 3,000,000 shares of Common Stock (the “Warrant Shares”).  The Warrant Shares will vest proportionately on receipt of the deferred payments as follows:

600,000	On the closing date
750,000	4 months after the closing date on receipt of $500,000
700,000	8 months after the closing date on receipt of $600,000
750,000	12 months after the closing date on receipt of $500,000

THIS WARRANT AND THE SECURITIES INTO WHICH IT IS EXERCISABLE (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH AN OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE.

ARTICLE 1. DEFINITIONS

As used in this Warrant, the following terms shall have the following meanings:

“Corporate Office” shall mean the office of the Company (or its successor) at which at any particular time its principal business shall be administered.

“Exercise Date” shall mean any date on which the Holder gives the Company a Notice of Exercise as set forth on Appendix I.

“Exercise Price” shall mean the Fixed Price per share of Common Stock, subject to adjustment as provided herein.

“Expiration Date” shall mean 5:00 p.m. (New York time) on December 21, 2013.

“Fair Market Value” shall have the meaning set forth in Section 2.2(b).

“Fixed Price” shall mean US$0.60.

 “Market Value” shall have the meaning set forth in Section 2.2(b).

“Purchasers” shall mean the purchaser listed on the Securities Purchase Agreement.

“SEC” shall mean the United States Securities and Exchange Commission.

“Warrant Shares” shall mean the shares of the Common Stock issuable upon exercise of this Warrant.

ARTICLE 2. EXERCISE AND AGREEMENTS

2.1           Exercise of Warrant; Sale of Warrant and Warrant Shares.  (a) This Warrant shall entitle the Holder to purchase, at the Exercise Price, in one or several installments, up to 3,000,000 shares of Common Stock of the Company. This Warrant shall be exercisable at any time and from time to time from the Issue Date and prior to the Expiration Date (the “Exercise Period”). This Warrant and the right to purchase Warrant Shares hereunder shall expire and become void on the Expiration Date.

2.2           Manner of Exercise.

(a)           The Holder may exercise this Warrant at any time and from time to time during the Exercise Period, in one or several installments, in whole or in part by delivering to the Company (i) a duly executed Notice of Exercise in substantially the form attached as Appendix I hereto, (ii) the certificate representing this Warrant and (iii) a bank cashier’s or certified check for the aggregate Exercise Price of the Warrant Shares being purchased.

2.3           Termination. All rights of the Holder in this Warrant, to the extent they have not been exercised, shall terminate on the Expiration Date.

2.4           No Rights Prior to Exercise. This Warrant shall not entitle the Holder to any voting or other rights as a stockholder of the Company.

2.5           Fractional Shares. No fractional shares shall be issuable upon exercise of this Warrant, and the number of Warrant Shares to be issued shall be rounded up to the nearest whole number. If, upon exercise of this Warrant, the Holder hereof would be entitled to receive any fractional share, the Company shall issue to the Holder one additional share of Common Stock in lieu of such fractional share.

2.6           Adjustments to Exercise Price and Number of Securities.

(a)           Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision, dividend or distribution or increased in the case of a combination.

 (b)           Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 2.6, the number of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest whole number by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(c)           Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the Holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property (except in the event the property is cash, then the Holder shall have the right to exercise the Warrant and receive cash in the same manner as other stockholders) receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 2.6. The foregoing provisions of this paragraph (e) shall similarly apply to successive consolidations or mergers.

(d)           No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made upon the issuance of the Warrant Shares or upon the exercise of any options, rights, or warrants.

(e)           Dividends and Other Distributions. In the event that the Company shall at any time while this Warrant is outstanding declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value, the Holder of this unexercised Warrant shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise assuming exercise thereof, to receive, upon the exercise of this Warrant, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Warrant had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this subsection 2.6 (e). Nothing contained herein shall provide for the receipt or accrual by a Holder of cash dividends prior to the exercise by such Holder of this Warrant.

ARTICLE 3. MISCELLANEOUS

3.1           Transfer. This Warrant may not be offered, sold, transferred, pledged, assigned, hypothecated or otherwise disposed of, in whole or in part, at any time, except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of an investment representation letter and, if requested by the Company, a legal opinion reasonably satisfactory to the Company).

3.2           Transfer Procedure. Subject to the provisions of Section 3.1, the Holder may transfer or assign this Warrant by giving the Company notice setting forth the name, address and taxpayer identification number of the transferee or assignee, if applicable (the “Transferee”), and surrendering this Warrant to the Company for reissuance to the Transferee and, in the event of a transfer or assignment of this Warrant in part, the Holder. (Each of the persons or entities in whose name any such new Warrant issued is herein referred to as a ‘Holder”).

3.3            Loss, Theft, Destruction or Mutilation. If this Warrant shall be mutilated or defaced or be destroyed, lost or stolen, the Company shall execute and deliver a new Warrant in exchange for and upon surrender and cancellation mutilated or defaced Warrant or, in lieu of and in substitution for such Warrant destroyed, lost or stolen, upon the Holder filing with the Company an affidavit that Warrant has been so mutilated, defaced, destroyed, lost or stolen. However, the Company shall be entitled, as a condition to the execution and delivery of such Warrant, to demand reasonably acceptable indemnity to it and payment of the expenses and charges incurred in connection with the delivery of such new Warrant. Any Warrant so surrendered to the Company shall be canceled.

3.4            Notices. All notices and other communications from the Company to the Holder or vice versa shall be deemed delivered and effective when given personally, facsimile transmission with confirmation sheet at such address and/or facsimile as may have been furnished to the Company or the Holder, as the case may be, by the Company or the Holder from time to time.

3.5            Waiver. This Warrant and any term hereof may be changed, waived, terminated only by an instrument in writing signed by the party against enforcement of such change, waiver, discharge or termination is sought.

3.6            Governing Law. This Warrant shall be governed by and construed accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law. Any action to enforce the terms of this Warrant exclusively heard in the county, state and federal Courts of Delaware and Country United States of America.

3.7            Signature. In the event that any signature on this Warrant is delivered by facsimile transmission, such signature shall create a valid and binding obligation party executing (or on whose behalf such signature is executed) the same, with the force and effect as if such facsimile signature page were an original thereof.

****************************

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

ULURU INC.

By:		/s/ Kerry P. Gray
	Name:	Kerry P. Gray
	Title:	President & Chief Executive Officer

Attest

By:		/s/ Terrance K. Wallberg
	Name:	Terrance K. Wallberg
	Title:	Vice President & Chief Financial Officer

NOTICE OF EXERCISE

TO:           ULURU INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity:

________________________________________________________________________
Signature of Authorized Signatory of Investing Entity: ________________________________________________________________________
Name of Authorized Signatory: ________________________________________________________________________
Title of Authorized Signatory: ________________________________________________________________________
Date:
________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

__________________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated:  ______________, _______

Holder’s Signature:                                _____________________________

Holder’s Address:                                _____________________________

_____________________________

Signature Guaranteed:  ___________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.